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                                                                  EXHIBIT 4.1(a)



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                       [UNION PLANTERS HOME EQUITY CORP.,]
                                  AS DEPOSITOR,

                  [UNION PLANTERS BANK, NATIONAL ASSOCIATION,]
                               AS MASTER SERVICER,

                                       AND

                                    [TRUSTEE]


                                   ----------


                 SERIES [_____] POOLING AND SERVICING AGREEMENT

                            DATED AS OF [___________]


                                   ----------



                       [UNION PLANTERS HOME EQUITY CORP.,]

                [_________________] CERTIFICATES, SERIES [______]


                   ===========================================


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         THIS SERIES [_____] POOLING AND SERVICING AGREEMENT, dated as of
[________], is made with respect to the formation of UPHEC Trust 2000-1 (the "Trust") among [UNION PLANTERS HOME EQUITY CORP., a Delaware corporation (the "Depositor"), UNION PLANTERS BANK, NATIONAL ASSOCIATION, a national banking association (in its capacity as master servicer, the "Master Servicer")] and [__________________], as trustee (the "Trustee") under this Agreement and the Standard Terms to Pooling and Servicing Agreement, September 2000 Edition (the "Standard Terms"), all the provisions of which are incorporated herein as modified hereby and shall be a part of this Agreement as if set forth herein in full (this Agreement, with the Standard Terms so incorporated, the "Pooling and Servicing Agreement"). Capitalized terms used and not otherwise defined herein shall have the respective meanings given them in the Standard Terms.

                              PRELIMINARY STATEMENT

         The Depositor has duly authorized the formation of the Trust to issue a [Series of Certificates] with an aggregate initial principal amount of [$___________], to be known as the [___________________], Series [_____] (the
"Certificates"). The Certificates consist of 10 Classes that in the aggregate evidence the entire beneficial ownership interest in the Trust.

         In accordance with Section 10.01 of the Standard Terms, the Trustee will make an election to treat all of the assets of the Trust as a real estate mortgage investment conduit (the "REMIC") for federal income tax purposes. The "startup day" for purposes of the REMIC Provisions is the Closing Date.

                                GRANTING CLAUSES

         The Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust and as provided in this Pooling and Servicing Agreement, without recourse (except as provided herein) and for the exclusive benefit of the Holders of the Certificates, all of the Depositor's right, title and interest in and to, and any and all benefits accruing to the Depositor from, (a) the Assets listed in [Schedule I] hereto, together with the related Asset Documents, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing, including, without limitation, all rights to receive all principal and interest payments due on the Assets after the Cut-off Date, including such scheduled payments received by the Depositor or Seller on or prior to the Cut-off Date, and Principal Prepayments, Net Insurance Proceeds, Net Liquidation Proceeds, Repurchase Prices and other unscheduled collections received on the Assets on and after the Cut-off Date; (b) the security interests in the Mortgaged Properties granted by the Obligors pursuant to the related Assets; (c) all funds relating to the Assets on deposit in the Certificate Account or the Distribution Account for the Certificates and all proceeds thereof, whether in the form of cash, instruments, securities or other properties; (d) any and all rights, privileges and benefits accruing to the Depositor under the Sales Agreement with respect to the Assets (provided that the Depositor shall retain its rights to indemnification from the Seller under such Sales Agreement, but also hereby conveys its rights to such indemnification to the Trustee as its assignee), including the rights and remedies with respect to the enforcement


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of any and all representations, warranties and covenants under such Sales
Agreement; and (e) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any Standard Hazard Insurance Policy, VA Guaranty or FHA Insurance, or any other insurance policy relating to any of the Assets, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables that at any time constitute all or part or are included in the proceeds of any of the foregoing) as specified herein (the items referred to in clauses (a) through (e) above shall be collectively referred to herein as the "Trust Estate").

         The Trustee acknowledges the foregoing, accepts the trusts hereunder in accordance with the provisions hereof and the Standard Terms and agrees to perform the duties herein or therein required to the best of its ability to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

SECTION 1.        STANDARD TERMS; RESTATEMENT OF DECLARATION OF TRUST.

         (a) The Depositor, the Master Servicer and the Trustee each acknowledge that the Standard Terms prescribe certain obligations of the Depositor, the Master Servicer and the Trustee with respect to the Certificates. The Depositor, the Master Servicer and the Trustee, each agree to observe and perform such prescribed duties, responsibilities and obligations, and acknowledge that, except to the extent inconsistent with the provisions of this Agreement, the Standard Terms are and shall be a part of this Pooling and Servicing Agreement to the same extent as if set forth herein in full.

         (b) This Agreement amends and restates the Declaration of Trust in all respects. The Trustee will be acting not in its individual capacity but solely as Trustee hereunder. The office of the Trust will be in the care of the Trustee at the Corporate Trust Office. The actions heretofore taken by the Trustee under the authority of the Declaration of Trust are hereby ratified and confirmed.

SECTION 2.        DEFINED TERMS.

         With respect to the Certificates and in addition to or in replacement for the definitions set forth in Section 1.01 of the Standard Terms, the following definitions shall be assigned to the defined terms set forth below:

         "Book-Entry Certificates": [The Class [__] Certificates.]

         "Carryover Interest Amount": With respect to each Class of Certificates and each Distribution Date, all amounts that were distributable on such Class as Interest Distribution Amounts on any previous Distribution Dates that remain undistributed.

         ["Claims Administrator": ____________________________________].

         ["Class [ ] Certificates": The Class [___]Certificates.]


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         ["Class PO Certificates": The Class PO Certificates created pursuant to
Section 3 hereof.]

         ["Class PO Deferred Amount": With respect to each Mortgage Loan for which a Realized Loss occurs, the PO Percentage of such Realized Loss; provided, however, that the Class PO Deferred Amount distributable on any Distribution Date shall not exceed the excess, if any, of the Available Distribution Amount remaining after giving effect to distributions in Section 5 herein over the Interest Distribution Amount payable to the most senior Class of Subordinate Certificates then outstanding; and provided further, that no distributions shall be made in respect of the Class PO Deferred Amount after the Credit Support Depletion Date.]

         ["Class PO Principal Distribution Amount": With respect to any Distribution Date, the sum of (i) the sum of the PO Percentage of the principal portions of all scheduled Monthly Payments on the Mortgage Loans due on the related Due Date, whether or not received on or prior to the related Determination Date, plus (ii) the sum of the PO Percentages of all unscheduled payments or collections of principal in respect of the Mortgage Loans received during the preceding calendar month (including the PO Percentage of the principal portion of proceeds of the repurchase of a Mortgage Loan, full and partial Mortgagor prepayments, Foreclosure Advances and Net Liquidation Proceeds).]

         ["Class __ Certificates": The Class __ Certificates, which represent beneficial ownership of the REMIC Residual Interest.]

         ["Class __ Certificates": The Class __ Certificates, created pursuant to Section __ hereof.]

         "Closing Date": [_____________].

         ["Contract of Insurance Holder": _________________________. Notices to the Contract of Insurance Holder shall be sent to Union Planters Bank, National Association, 7130 Goodlett Farms Parkway, Cordova, Tennessee 38018 Attn:
[___________________.]

         "Corporate Trust Office": The address set forth hereinbelow under "Trustee".

         "Credit Support Depletion Date": The first Distribution Date on which the Certificate Principal Balances of each Class of the Class __ Certificates equals zero.

         "Cut-off Date": [______________].

         "Declaration of Trust": The declaration of trust, dated
[______________], by and between [_______________], as settlor, and
[___________________], as trustee, which established the Trust.


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         "Determination Date": With respect to any Distribution Date, the [___]
calendar day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately succeeding Business Day.

         "Discount Mortgage Loan": Each Mortgage Loan with a Net Rate less than [____%] per annum.

         "Due Date": With respect to any Distribution Date, the [_____________] day of the month in which such Distribution Date occurs.

         "ERISA Restricted Certificates": [_______________________________].

         ["Interest Accrual Period": With respect to each Distribution Date and with respect to the [_______________], the calendar month preceding the month in which the Distribution Date occurs. Interest on the [______________] will be computed on the basis of a [360-day year consisting of twelve 30-day months.] The Interest Accrual Period with respect to all other Classes of Certificates [(other than the Class PO Certificates)] will be as provided in the Standard Terms.]

         "Interest Distribution Amount": For any Class of Certificates [(other than the Class PO Certificates)] on any Distribution Date, interest accrued on such Class during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Certificate Principal Balance or Notional Principal Amount, as the case may be, less Net Interest Shortfalls. No interest shall be payable on the [Class PO Certificates.]

         "Net Interest Shortfalls": With respect to each Distribution Date, the sum of (i) Soldiers' and Sailors' Shortfalls and (ii) Due Date Interest Shortfalls, less Compensating Interest, each for the related Collection Period.

         "Non-Discount Mortgage Loan": Each Mortgage Loan with a Net Rate equal to or greater than [_____%] per annum.

         "Non-PO Percentage": With respect to any Discount Mortgage Loan, the Net Rate divided by [_____%] per annum; and with respect to any Non-Discount Mortgage Loan, [100%.]

         "Notional Principal Amount": The Notional Principal Amount of the Class [___] Certificates on any date shall equal the aggregate Principal Balance of each of the Non-Discount Mortgage Loans at the beginning of the related Collection Period (or as of the Cut-off Date in the case of the first Distribution Date).

         "Pass-Through Rate": With respect to each Class of Certificates, on any Distribution Date, the per annum rate for such Class set forth in the table in Section __ hereof.

         "PO Percentage": With respect to any Discount Mortgage Loan, [(i) ____% per annum minus the related Net Rate (ii) divided by _____% per annum; and with respect to any Non-Discount Mortgage Loan, __%.]


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         "Principal Balance": With respect to any Mortgage Loan as of any Due
Date, the unpaid principal balance of such Mortgage Loan as of the Cut-off Date reduced by all payments in respect of principal received or advanced from the Cut-off Date through such Due Date.

         "Principal Distribution Amount": The sum of the Senior Principal Distribution Amount and the Subordinate Principal Distribution Amount.

         "Private Certificates": [The Class ____________________ Certificates.]

         "Pro Rata Portion": With respect to any Distribution Date and Class of Subordinate Certificates, [the amount equal to the fraction, the numerator of which is such Class's Certificate Principal Balance immediately prior to such Distribution Date and the denominator of which is the aggregate of the Certificate Principal Balances of the Class ___ Certificates immediately prior to such Distribution Date.]

         "Rating Agency": [_____________________________________].

         "Realized Loss": (a) With respect to each defaulted Mortgage Loan with respect to which a Foreclosure Advance has been made, the excess, if any, of the aggregate of all Advances made with respect to such Mortgage Loan over all recoveries, including recoveries in respect of the related FHA Insurance or VA Guaranty, as applicable, made in respect of such Mortgage Loan, (b) with respect to any other Liquidated Loan other than in connection with a claim under FHA Insurance or a VA Guaranty, the excess, if any, of the Scheduled Principal Balance of the Liquidated Loan, plus accrued and unpaid interest on such Liquidated Loan, plus amounts reimbursable to the Master Servicer for previously unreimbursed Advances, minus Net Liquidation Proceeds collected in respect of the Liquidated Loan, and (c) the excess, if any, of (1) the aggregate Certificate Principal Balance of the [Class ___ and Class __, after giving effect to distributions of principal on such Distribution Date and after taking into account preceding clauses (a) and (b) over (2) the aggregate Scheduled Principal Balance of the Mortgage Loans at the end of the related Collection Period.

         "Regular Certificates": [The Class ___ Certificates, Class ___ Certificates, and Class ___ Certificates.]

         "Residual Certificates": [The Class __ Certificates.]

         "Rule 144A Certificates": [The Class __ Certificates.]

         "Scheduled Principal Balance": With respect to any Mortgage Loan as of any Due Date, the unpaid principal balance thereof as of the Cut-off Date as specified in the related amortization schedule at such time reduced by all previous curtailments and by the payment of principal due on such Mortgage Loan from the Cut-Off Date through such Due Date irrespective of any delinquencies in payment of such Mortgage Loan.


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         "Senior Accelerated Distribution Percentage": For any Distribution Date
occurring prior to the Distribution Date in [___________], [___%], and for any Distribution Date on or after the August 2005 Distribution Date will be as follows:

                  (i) for any Distribution Date from [___________, the Senior Percentage for such Distribution Date plus __% of the Subordinate Percentage for such Distribution Date;]

                  (ii) for any Distribution Date from [____________, the Senior Percentage for such Distribution Date plus __% of the Subordinate Percentage for such Distribution Date;]

                  (iii) for any Distribution Date from [____________, the Senior Percentage for such Distribution Date plus __% of the Subordinate Percentage for such Distribution Date;]

                  (iv) for any Distribution Date from [____________, the Senior Percentage for such Distribution Date plus __% of the Subordinate Percentage for such Distribution Date;] and

                  (v) for any Distribution Date after [___________, the Senior Percentage for such Distribution Date;]

provided, however, that on any Distribution Date on which the [Senior Percentage exceeds ____%, the Senior Accelerated Distribution Percentage for such Distribution Date will equal ____%.]

         Any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not be made as of any Distribution Date unless
(i) the average monthly percentage of Mortgage Loans delinquent [__ days] or more over the last [______ (calculated as the arithmetic mean of the percentage values for each of the preceding [_____] determined by dividing the aggregate outstanding Scheduled Principal Balance of Mortgage Loans ___ days or more delinquent in that month by the aggregate outstanding Certificate Principal Balance of the Class B Certificates in that month, after giving effect to distributions in such month) is less than ___%, and (ii) aggregate Realized Losses on the Mortgage Loans to date for such Distribution Date, if occurring during the ________ year (or any ____ thereafter) after the Closing Date, are less than ___________%, respectively, of the sum of the initial Certificate Principal Balances of the Class ___ Certificates. Notwithstanding the foregoing, upon reduction of the Certificate Principal Balances of the Class ____ Certificates to zero, the Senior Accelerated Distribution Percentage will equal ___%.]

         "Senior Certificates": [The Class ____ Certificates.]

         "Senior Percentage": On the initial Distribution Date, approximately [_____%], and thereafter for each succeeding Distribution Date will be recalculated to equal the percentage equal to the aggregate Certificate Principal Balance of the Senior Certificates (other than the Class ___ and Class
___ Certificates)] immediately prior to such Distribution Date divided by the aggregate Certificate Principal Balance of the Senior Certificates [(other than the Class __


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and Class __ Certificates)] and the Subordinate Certificates immediately prior to the Distribution Date.

         "Senior Non-PO Principal Distribution Amount": With respect to any Distribution Date, the sum of the amounts described in clauses (i) through (ii) below.

                  [(i) the product of (A) the then-applicable Senior Percentage and (B) the sum of the _______ Percentages of the principal portions of all Monthly Payments on the Mortgage Loans due on the related Due Date, whether or not received on or prior to the related Determination Date; plus]

                  [(ii) the product of (A) the then-applicable Senior Accelerated Distribution Percentage and (B) the sum of the _______ Percentages of all of the unscheduled payments or collections of principal in respect of the Mortgage Loans received during the preceding calendar month (including the ______ Percentage of the principal portion of proceeds of the repurchase of a Mortgage Loan, full and partial Mortgagor prepayments, Foreclosure Advances and Net Liquidation Proceeds).]

         "Senior Principal Distribution Amount": With respect to any Distribution Date, [the sum of the Senior ________ Principal Distribution Amount and the Class ___ Principal Distribution Amount, each with respect to such Distribution Date.] With respect to any Distribution Date, [if the Available Distribution Amount remaining after the distribution of interest to the Senior Certificates (other than the Class ___ Certificates) is insufficient to distribute the full Senior Principal Distribution Amount, the Senior ________ Principal Distribution Amount and the Class ___ Principal Distribution Amount will be reduced in proportion to the _______ Percentages and the __ Percentages, respectively, of the Mortgage Loans responsible for such shortfall.]

         "Servicing Fee Rate": [____% per annum with respect to each Mortgage Loan with a Mortgage Rate greater than _____% per annum, ____% per annum with respect to each Mortgage Loan with a Mortgage Rate less than or equal to ____% per annum, but greater than ____% per annum, and ____% per annum with respect to each Mortgage Loan with a Mortgage Rate less than or equal to ____% per annum. ]

         "Subordinate Certificates": [The Class __ Certificates.]

         "Subordinate Percentage": [___% less the Senior Percentage.]

         "Subordinate Principal Distribution Amount": With respect to any Distribution Date, [the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of the Interest Distribution Amount allocable to the Senior Certificates, the Senior Principal Distribution Amount, Class __ Deferred Amount and the Interest Distribution Amount allocable to the Subordinate Certificates and (b) the sum of the amounts described in clauses (i) through (ii) below:


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         (i) the product of (A) the then-applicable Subordinate Percentage and
(B) the sum of the Non-PO Percentages of the principal portion of all Monthly Payments on the Mortgage Loans due on the related Due Date, whether or not received on or prior to the related Determination Date; plus

         (ii) the sum of the Non-PO Percentages of the portion of all unscheduled payments or collections of principal in respect of the Mortgage Loans received during the preceding calendar month (including the Non-PO Percentages of the principal portion of proceeds of the repurchase of a Mortgage Loan, full and partial Mortgagor prepayments, Foreclosure Advances and Net Liquidation Proceeds) allocable to the Subordinate Certificates.]

         "Trustee": [______________________], not in its individual capacity but solely as Trustee under this Pooling and Servicing Agreement, or any successor trustee appointed as herein provided. Notices to the Trustee shall be sent to [_________________________].

         "Trustee Fee Rate": [_____%] per annum.

         "Underwriter": [________________________________].

         "Weighted Average Net Asset Rate": [With respect to any Distribution Date, the weighted average of the Asset Rates applicable to the Monthly Payments that were due during the related Collection Period on Mortgage Loans that were Outstanding at the beginning of the related Prepayment Period, less the Servicing Fee Rate and the Trustee Fee Rate.]

SECTION 3.        CERTIFICATES.

         The aggregate initial principal amount of Certificates that may be executed and delivered under this Pooling and Servicing Agreement is limited to [$__________] except for Certificates executed and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.04 or 5.07 of the Standard Terms. The Certificates shall be issued in ten Classes having the designations, initial Certificate Principal Balances, initial Notional Principal Amounts, Pass-Through Rates and Final Scheduled Distribution Dates set forth or described below:

                                    INITIAL                                                    FINAL
                                  CERTIFICATE                                                SCHEDULED
                                   PRINCIPAL              PASS THROUGH                     DISTRIBUTION
    DESIGNATION                     BALANCE                   RATE                            DATE(4)
    -----------                   -----------             ------------                     ------------




SECTION 4.        DENOMINATIONS.

         The Book-Entry Certificates will be registered as one or more certificates in the name of the Clearing Agency or its nominee. Beneficial interests in the Book-Entry Certificates will be


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held by the Beneficial Owners through the book-entry facilities of the Clearing
Agency, in minimum denominations of [$______and integral multiples of $__ ] in excess thereof.

         The [Class _____________ Certificates] will be issued in certificated, fully-registered form. Each Class of the Class B Certificates will be issued in minimum denominations of [$_________and integral multiples of $_____] in excess thereof, except that one Certificate of each Class may be issued in a different denomination that evidences the remainder of the aggregate initial Certificate Principal Balance of each such Class. The [Class PO] Certificates will be issued in minimum Percentage Interests equal to ___%. The [Class __] Certificates and the [Class __] Certificates will be issued in minimum Percentage Interests equal to [___%].

SECTION 5.        DISTRIBUTIONS.

         (a) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall distribute the Available Distribution Amount (less the Trustee Fee) in the following manner and in the following order of priority:

(i) [First, concurrently, to each Class of Senior Certificates (other than the [Class __] Certificates), (A) first, its Interest Distribution Amount for such Distribution Date; and (B) second, the related Carryover Interest Amount for such Distribution Date, if any; provided that, if the Available Distribution Amount on any Distribution Date is insufficient to distribute the full amount of the Interest Distribution Amounts or the Carryover Interest Amounts for all Classes of Senior Certificates [(other than the Class __ Certificates)], then the Available Distribution Amount shall be allocated pro rata among such Classes based upon their respective Interest Distribution Amounts or Carryover Interest Amounts, as applicable, for such Distribution Date;]

(ii) [Second, the Senior [Non-PO] Principal Distribution Amount shall be allocated sequentially, first, to the Class R Certificates and second, to the [Class __] Certificates in each case in reduction of the Certificate Principal Balance of each such Class of Certificates, until it has been reduced to zero.

         provided, however, that on any Distribution Date on which (A) the aggregate Principal Balance of the Mortgage Loans is less than the aggregate Certificate Principal Balance of the Senior Certificates immediately prior to such Distribution Date or (B) the Credit Support Depletion Date has occurred, the Senior Non-PO Principal Distribution Amount will be allocated among the Senior Certificates [(other than the Class PO and Class __ Certificates)] pro rata based upon their respective Certificate Principal Balances;]

(iii) [Third, to the Class __ Certificates, the amount of the Class __ Principal Distribution Amount, if any, in reduction of the Certificate Principal Balance of such Class, until it has been reduced to zero;]

(iv) [Fourth, to the Class __ Certificates, the amount of the Class __ Deferred Amount, if any, that has not previously been distributed pursuant to this clause (iv) on any prior Distribution Date; provided, however, that amounts allocated under this paragraph shall only be distributed out of amounts otherwise distributable as principal on the Class __ Certificates;] and


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(v)      [Insert description of distributions to remaining classes, if any or if applicable.]

         (b) All distributions or allocations made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. So long as the Book-Entry Certificates are registered in the name of a Clearing Agency or its nominee, the Trustee shall make all distributions or allocations on such Certificates by wire transfers of immediately available funds to the Clearing Agency or its nominee. In the case of Certificates issued in fully-registered, certificated form, payment shall be made either (i) by check mailed to the address of each Certificateholder as it appears in the Certificate Register on the Record Date immediately prior to such Distribution Date or (ii) by wire transfer of immediately available funds to the account of a Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Trustee in writing at least [five Business Days] prior to the Record Date immediately prior to such Distribution Date and such Holder is (A) with respect to any Class B Certificates issued on the Closing Date in certificated, fully-registered form, the registered owner of Class B Certificates with an aggregate initial Certificate Principal Balance of at least [$_________or ___%] of their respective aggregate initial Certificate Principal Balance, and (B) with respect to the Residual Certificates, Class PO Certificates or [Class __ Certificates], the registered owner of the Residual Certificates, Class PO Certificates or [Class ___ Certificates] evidencing an aggregate Percentage Interest of at least ___%. The Trustee may charge any Holder its standard wire transfer fee for any payment made by wire transfer. Final distribution on the Certificates will be made only upon surrender of the Certificates at the offices of the Trustee set forth in the notice of such final distribution sent by the Trustee to all Certificateholders pursuant to Section
9.01 of the Standard Terms.

         (c) Any amounts remaining in the Distribution Account on any Distribution Date after all allocations and distributions required to be made by this Pooling and Servicing Agreement have been made, and any amounts remaining in the REMIC after payment in full of all of the Regular Interests therein and any administrative expenses associated with the Trust, will be distributed to the Holders of the [Class ___ Certificates].

SECTION 6.        ALLOCATION OF REALIZED LOSSES.

         (a) On each Distribution Date, after all required distributions have been made on the Certificates pursuant to Section 5 above, the Non-PO Percentage of Realized Losses, if any, shall be allocated on such Distribution Date in the following manner and in the following order of priority:

         (b) [Insert description of the priority of distributions on the different classes.]

SECTION 7.        REMITTANCE REPORTS.

         (a) The Remittance Report for each Distribution Date shall identify the following items, in addition to the items specified in Section 4.01 of the Standard Terms:


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                  (1)      the Interest Distribution Amount for each Class for
such Distribution Date and the Carryover Interest Amount, for each Class of the Certificates for such Distribution Date;

                  (2) the amount to be distributed on such Distribution Date on each Class of the Certificates to be applied to reduce the Certificate Principal Balance of such Class, separately identifying any portion of such amount attributable to any prepayments;

                  (3) the aggregate amount, if any, of the [Class __] Deferred Amount allocated for such Distribution Date, and the aggregate amount, if any, of the [Class __] Deferred Amount distributed on such Distribution Date;

                  (4) the aggregate amount, if any, to be distributed on the [___________] Certificates;

                  (5) the Certificate Principal Balance of each Class of the Certificates after giving effect to the distributions to be made on such Distribution Date; and

                  (6) the aggregate Interest Distribution Amount remaining unpaid, if any, and the aggregate Carryover Interest Amount remaining unpaid, if any, for each Class of Certificates, after giving effect to all distributions to be made on such Distribution Date.

         In the case of information furnished pursuant to clauses (1), (2) and
(3) above, the amounts shall be expressed, with respect to any [Class _____ Certificate], as a dollar amount per [$______]denomination, and in the case of the [Class ___ Certificates], as a dollar amount per [$__________] Notional Principal Amount denomination.

         (b) In addition to mailing a copy of the related Remittance Report to each Certificateholder on each Distribution Date in accordance with Section
4.01 of the Standard Terms, on each Distribution Date, the Trustee shall mail a copy of the related Remittance Report to the Underwriter (to the attention of the person, if any, reported to the Trustee by the Underwriter), to the Seller and to [The Bloomberg (to the address and to the person, if any specified to the Trustee by the Underwriter)]. The Trustee shall not be obligated to mail any Remittance Report to [The Bloomberg] unless and until the Underwriter shall have notified the Trustee in writing of the name and address to which such reports are to be mailed, which notice, once delivered, will be effective for all Distribution Dates after the date such notice is received by the Trustee unless and until superseded by a subsequent notice.

SECTION 8.        MASTER SERVICER MAY RETAIN SERVICING FEES FROM COLLECTIONS.

         The Master Servicer may retain its Servicing Fee and any other servicing compensation provided for herein and in the Standard Terms from gross interest collections on the Assets prior to depositing such collections into the Certificate Account.


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SECTION 9.        REMIC ADMINISTRATION.

         For purposes of the REMIC Provisions, all of the Certificates [(except the Class __ Certificates)] will be designated as the Regular Interests in the REMIC, and the Class R Certificates will be designated as the Residual Interest in the REMIC.

SECTION 10.       VOTING RIGHTS.

         The Voting Rights applicable to the Certificates shall be allocated [______to each of the Class __ Certificates and the Class ___ Certificates,] in proportion with their respective Certificate Principal Balances on any date of determination.

SECTION 11.       MODIFICATIONS OF STANDARD TERMS.

         The following modifications to the Standard Terms shall be in effect with respect to the Certificates only.

[(1) Insert any applicable amendments.]

SECTION 12.       GOVERNING LAW.

         The Pooling and Servicing Agreement shall be construed in accordance with and governed by the laws of the [State of _________] applicable to agreements made and to be performed therein. The parties hereto agree to submit to the personal jurisdiction of all federal and state courts sitting in the [State of __________] and hereby irrevocably waive any objection to such jurisdiction. In addition, the parties hereto hereby irrevocably waive any objection that they may have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any federal or state court sitting in the [State of _________], and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 13.       FORMS OF CERTIFICATES.

         Each of the Schedules and Exhibits attached hereto or referenced herein are incorporated herein by reference as contemplated by the Standard Terms. Each Class of Certificates shall be in substantially the related form attached hereto, as set forth in the Index to Schedules and Exhibits attached hereto.

SECTION 14.       COUNTERPARTS.

         This Pooling and Servicing Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 15.       ENTIRE AGREEMENT.

         This Pooling and Servicing Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and fully supersedes any prior or contemporaneous agreements relating to such subject matter.



                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee each have caused this Pooling and Servicing Agreement to be duly executed by their respective officers thereunto duly authorized and their respective signatures duly attested all as of the day and year first above written.

                                    UNION PLANTERS HOME EQUITY CORP., AS
                                    DEPOSITOR

                                    By:
                                       -----------------------------------------
                                    Name:  Douglas R. Miller
                                    Title: President


                                    UNION PLANTERS BANK, NATIONAL
                                    ASSOCIATION, AS MASTER SERVICER

                                    By:
                                       -----------------------------------------
                                    Name:  Mark E. Mosteller
                                    Title:  Executive Vice President


                                    [____________________], AS TRUSTEE

                                    By:
                                       -----------------------------------------
                                    Name:
                                    Title:

STATE OF TENNESSEE                  )
                                    ) s.
COUNTY OF SHELBY                    )


         The foregoing instrument was acknowledged before me in the County of __________ this ____ day of _____________, 2000 by [Douglas R. Miller, the
President] of Union Planters Mortgage Finance Corp., a Delaware corporation, on behalf of the corporation.



                                    -----------------------------------
                                             Notary Public

My Commission expires:             ,
                        -----------  ----



STATE OF TENNESSEE                  )
                                    ) s.
COUNTY OF SHELBY                    )


         The foregoing instrument was acknowledged before me in the County of __________ this ____ day of ____________, 2000 by [Mark E. Mosteller, an
Executive Vice President] of Union Planters Bank, National Association, a national banking association, on behalf of the association.



                                    -----------------------------------
                                             Notary Public

My Commission expires:             ,
                        -----------  ----

STATE OF [_________]                )
                                    ) s.
[COUNTY OF ________]                )


         The foregoing instrument was acknowledged before me in the City of ____________, this ____ day of ________, 2000, by ________________ a
_________________ of [__________________________], on behalf of the corporation.

                                    -----------------------------------
                                             Notary Public

My Commission expires:               ,
                        -------------  ----

                         INDEX TO SCHEDULES AND EXHIBITS